Exhibit 99.1
Item 6. Selected Financial and Operating Data
The following table shows our selected financial and operating data, which are derived from our consolidated financial statements, for the periods and as of the dates indicated. In May 2008, we closed our initial public offering. Concurrent with the closing of the offering, Anadarko contributed to us the assets and liabilities of AGC, PGT and MIGC, which we refer to as our “initial assets.” In December 2008, we closed the Powder River acquisition with Anadarko and in July 2009, we closed the Chipeta acquisition with Anadarko. In January 2010, August 2010 and September 2010, we closed the Granger acquisition, Wattenberg acquisition and AWC acquisition, respectively, and the assets and operations of the Granger assets, Wattenberg assets and 0.4% interest in White Cliffs are reflected herein on a retroactive basis. Anadarko acquired MIGC, the Powder River assets and the Granger assets in connection with its August 23, 2006 acquisition of Western, and acquired the Chipeta assets and Wattenberg assets in connection with its August 10, 2006 acquisition of Kerr-McGee. Anadarko made its initial investment in White Cliffs on January 29, 2007.
Our acquisitions from Anadarko are considered transfers of net assets between entities under common control. Accordingly, our consolidated financial statements include (i) the combined financial results and operations of AGC and PGT from their inception through the closing date of our initial public offering and (ii) the consolidated financial results and operations of Western Gas Partners, LP and its subsidiaries from the closing date of our initial public offering thereafter, combined with (a) the financial results and operations of MIGC, the Powder River assets and Granger assets, from August 23, 2006 thereafter, (b) the financial results and operations of the Chipeta assets and Wattenberg assets, from August 10, 2006 thereafter, and (c) the 0.4% interest in White Cliffs from January 29, 2007 thereafter.

The information in the following table should be read together with Item 7 of this annual report.

	Summary Financial Information
	2009(1)	2008(1)	2007(1)	2006(1)	2005
	(in thousands, except per unit data, throughput and gross margin per Mcf)
Statement of Income Data (for the year ended):
Total revenues	$490,546	$698,768	$556,874	$216,197	$71,650
Costs and expenses	295,625	461,736	361,975	146,924	35,720
Depreciation, amortization and impairment	66,784	71,040	58,867	32,699	15,447

Total operating expenses	362,409	532,776	420,842	179,623	51,167

Operating income	128,137	165,992	136,032	36,574	20,483
Interest income (expense), net	7,581	11,784	(5,667)	(9,476)	(8,650)
Other income (expense), net	62	199	52	304	66
Income tax expense (2)	17,614	43,747	46,012	8,559	4,789

Net income	118,166	134,228	84,405	18,843	7,110
Net income (loss) attributable to noncontrolling interests	10,260	7,908	(92)	—	—

Net income attributable to Western Gas Partners, LP	$107,906	$126,320	$84,497	$18,843	$7,110

Key Performance Measures (for the year ended):
Gross margin (3)	$326,474	$365,886	$303,431	$129,372	$65,643
Adjusted EBITDA(4)	185,103	229,926	192,231	68,654	35,930
Distributable cash flow (4)	168,132	201,250	n/a	n/a	n/a
General partner’s interest in net income (5)	1,428	842	n/a	n/a	n/a
Common unitholders’ interest in net income (5)	37,035	20,841	n/a	n/a	n/a
Subordinated unitholders’ interest in net income (5)	32,945	20,420	n/a	n/a	n/a

Net income per common unit (basic and diluted)	$1.25	$0.78	n/a	n/a	n/a
Net income per subordinated unit (basic and diluted)	$1.24	$0.77	n/a	n/a	n/a
Distributions per unit	$1.23	$0.46	n/a	n/a	n/a

Balance Sheet Data (at period end):
Property, plant and equipment, net	$1,360,988	$1,364,438	$1,270,309	$1,147,016	$200,451
Total assets	1,788,918	1,762,002	1,360,104	1,234,734	206,373
Total long-term liabilities	448,288	454,040	406,834	410,287	37,664
Total partners’ capital and equity	$1,305,473	$1,239,586	$912,504	$799,845	$160,585

Cash Flow Data (for the year ended):
Net cash provided by (used in):
Operating activities	$164,870	$216,795	$155,480	$49,798	$30,131
Investing activities	(176,421)	(578,283)	(162,250)	(49,385)	(21,076)
Financing activities	45,461	397,562	6,312	41	(9,067)
Capital expenditures	$74,588	$135,188	$154,850	$49,385	$20,841

Operating Data (volumes in MMcf/d):
Gathering and transportation throughput	1,145	1,218	1,222	1,217	798
Processing throughput (6)	637	524	323	409	—
Equity investment throughput (7)	120	112	84	—	—

Total throughput	1,902	1,854	1,629	1,626	798
Throughput attributable to noncontrolling interests	180	124	—	—	—

Throughput attributable to Western Gas Partners, LP	1,722	1,730	1,629	1,626	798
Average gross margin per Mcf (8)	$0.47	$0.54	$0.51	$0.29	$0.22
Average gross margin per Mcf attributable to Western Gas Partners, LP	$0.49	$0.56	$0.51	$0.29	$0.22

(1)	Financial information for 2009 has been revised to include results attributable to the Granger assets, Wattenberg assets and 0.4% interest in White Cliffs and also reflects a reclassification from revenues to operating expenses for the effects of commodity price swap agreements attributable to purchases. Financial information for 2008 and 2007 has been revised to include results attributable to the Chipeta assets, Granger assets, Wattenberg assets and 0.4% interest in White Cliffs. Financial information for 2006 has been revised to include results attributable to the Chipeta assets, Granger assets and Wattenberg assets. See Note 1—Description of Business and Basis of Presentation—Offerings and

acquisitions and Note 6—Transactions with Affiliates—Commodity price swap agreements of the notes to the consolidated financial statements under Item 8 of this annual report.

(2)	Income earned by the Partnership, a non-taxable entity for U.S. federal income tax purposes, during the time periods including and subsequent to our acquisition of the Partnerships Assets, except for Chipeta, was subject only to Texas margin tax, while income earned during periods prior to our acquisition of the Partnership Assets, except for Chipeta, was subject to federal and state income tax. Income attributable to Chipeta was subject to federal and state income tax for periods prior to June 1, 2008, at which time substantially all of the Chipeta assets were contributed to a non-taxable entity for U.S. federal income tax purposes. See Note 6—Transactions with Affiliates of the notes to the consolidated financial statements in under Item 8 of this annual report.

(3)	We define gross margin as total revenues less cost of product.

(4)	Adjusted EBITDA and distributable cash flow are not defined in GAAP. For descriptions and reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with GAAP, please see the caption How We Evaluate Our Operations under Item 7 of this annual report. We did not utilize a distributable cash flow measure prior to becoming a publicly traded partnership in 2008 and, as such, did not differentiate between maintenance and expansion capital expenditures prior to 2008.

(5)	The Partnership’s net income attributable to the Partnership Assets for periods including and subsequent to the Partnership’s acquisitions of the Partnership Assets is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages. Prior to our acquisition of the Partnership Assets, all income is attributed to the Parent. See Note 5—Net Income per Limited Partner Unit of the notes to the consolidated financial statements under Item 8 of this annual report.

(6)	Processing throughput includes 100% of Chipeta system volumes, excluding NGL pipeline volumes measured in barrels, and includes 50% of Newcastle system volumes.

(7)	Equity investment throughput represents the Partnership’s 14.81% share of Fort Union’s gross volumes and excludes crude oil throughput measured in barrels attributable to White Cliffs.

(8)	Calculated as gross margin divided by total throughput, including 100% of gross margin and volumes attributable to Chipeta, 14.81% interest in income and volumes attributable to Fort Union and 0.4% interest in income attributable to White Cliffs.

3